SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2022

Touchpoint Group Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36530	46-3561419
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4300 Biscayne Blvd, Suite 203

 Miami, Florida 33137

(Address of Principal Executive Offices)

Registrant’s telephone number: (305) 420-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001	TGHI	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Secured Note and warrants Purchase

On September 26, 2022, we, Touchpoint Group Holdings Inc. entered into a Securities Purchase Agreement (dated September 23, 2022) with Mast Hill Fund, L. P. (“Mast Hill”), whereby in consideration of $63,900, we issued to Mast Hill a senior secured convertible promissory note (“Note”) in the principal amount of $71,000 and common stock purchase warrants to purchase 100,000,000 shares of our common stock (the “First Warrant”) and 100,000,000 shares of our common stock (the “Second Warrant”), respectively. The principal amount of the Note and all interest accrued thereon are payable on September 23, 2023. The Note provides for interest at the rate of 12% per annum, payable at maturity, and is convertible into shares of our common stock at a price of $0.0003 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Note. In addition, subject to certain limited exceptions, if at any time while the Note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock, at a price below the then conversion price of the Note, the holder of the Note shall have the right to reduce the conversion price to such lower price. Further, if we or one of our subsidiaries issues any security or amends any security outstanding upon issuance of the Note and Mast Hill reasonably believes that such security contains a term in favor of the holder thereof which is more favorable than the terms contained in the Note, such as provisions relating to prepayment, original issue discounts and interest rates, then upon request of Mast Hill, such term shall become part of the transaction documents exchanged with Mast Hill in connection with the sale of the Note.

In addition to the obligation to repay the Note at maturity, the Note provides that if at any time prior to repayment or full conversion of the Note we receive cash proceeds from various sources, including payments from customers, Mast Hill has the right to demand that up to 50% of the amount received be applied to the payment of amounts due under the Note. The Note also grants to Mast Hill a right of first refusal to provide financing to us on such terms as might be offered by a third party.

Payment of all amounts due under the Note is secured by a lien on substantially all of our assets and those of our subsidiaries in accordance with the terms of the Security Agreement entered into concurrently with the Note.

Pursuant to the Securities Purchase Agreement we granted Mast Hill “piggy back” registration rights with respect to the securities issuable upon conversion of the Note and exercise of the First and Second Warrant.

The First Warrant is exercisable until September 23, 2027, at a price of $0.0006 per share, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the First Warrant remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock, at a price below the then exercise price of the First Warrant, the holder of the First Warrant shall have the right to reduce the exercise price to such lower price. The First Warrant may also be exercised by means of a “cashless exercise” in accordance with the formula provided in the Warrant.

The Second Warrant only becomes exercisable upon the occurrence of an Event of Default (as defined in the Note) and, upon such occurrence, remains exercisable for a period of five years and will be cancelled if the Note is satisfied by its maturity date and prior to an Event of Default. The price payable upon exercise of the Second Warrant is $0.0006 per share, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Second Warrant remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock, at a price below the then exercise price of the Warrant, the holder of the Second Warrant shall have the right to reduce the exercise price to such lower price. The Second Warrant may also be exercised by means of a “cashless exercise” in accordance with the formula provided in the Warrant.

Each of the Note, the First Warrant and the Second Warrant contains a “blocker” limiting the number of shares which may be acquired at any time to such amount as would not cause the holder of the Note and Warrants, and its affiliates as defined in the Note, to be deemed to hold more than 4.99% of the number of shares of common stock outstanding as of the date of the proposed acquisition.

Termination of “Leak Out” Provisions

On September 21, 2022, we entered into a Global Amendment with Mast Hill whereby the “leak out” provisions with respect to the shares issuable upon conversion or exercise of the promissory notes and warrants previously issued to Mast Hill as more fully described below, were deleted from the Securities Purchase Agreements pursuant to which such promissory notes and warrants were issued and therefore, are of no further force and effect.

We had previously entered into (i) a Securities Purchase Agreement dated October 29, 2021 (the “First Agreement”), whereby we issued to Mast Hill a promissory note in the principal amount of $810,000 and a Warrant (as defined in the First Agreement), which First Agreement, Note and Warrant were amended pursuant to the Amendment #1 dated March 25, 2022; (ii) a Securities Purchase Agreement dated March 28, 2022 (the “Second Agreement”), whereby we issued to Mast Hill a promissory note in the principal amount of $625,000 and Warrants (as defined in the Second Agreement), which Second Note was amended pursuant to the Amendment #1 dated April 4, 2022; (iii) a Securities Purchase Agreement dated April 11, 2022 (the “Third Agreement”), whereby we issued to Mast Hill a promissory note in the principal amount of $275,000 and Warrants (as defined in the Third Agreement); (iv) a Securities Purchase Agreement dated June 7, 2022 (the “Fourth Agreement”), whereby we issued to Mast Hill a promissory note in the principal amount of $225,000 and Warrants (as defined in the Fourth Agreement); and (v) a Securities Purchase Agreement dated July 18, 2022 (the “Fifth Agreement”), whereby we issued to Mast Hill a promissory note in the principal amount of $115,000 and Warrants (as defined in the Fifth Agreement).

The Global Amendment eliminates the leak out provisions applicable to the shares issuable upon exercise of each of the Notes and Warrants referenced in the immediately preceding paragraph by deleting (i) Section 2 from the Amendment #1 dated March 25, 2022 and (ii) Section 8(q) from each of the Second, Third, Fourth and Fifth Agreements referred to above.

 Item 8.01 Other Events.

As a result of the inability of our subsidiary, Air Race Limited, to secure sufficient financing in the form of investments or sponsorships, and the failure of counterparties to advance funds in the amounts agreed upon, Air Race Limited will not be staging any air races for the foreseeable future. Moreover, our Board of Directors has authorized management to dispose of our interest in Air Race Limited.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated September 23, 2022, between Touchpoint Group Holdings Inc. and Mast Hill Fund, L. P.

10.2	Senior Secured Promissory Note dated September 23, 2022, issued to Mast Hill Fund, L. P.

10.3	Security Agreement dated September 23, 2022, in favor of Mast Hill Fund, L. P.

10.4	Common Stock Purchase Warrant to Purchase 100,000,000 shares of common stock dated September 23, 2022.

10.5	Common Stock Purchase Warrant to Purchase 100,000,000 shares of common stock dated September 23, 2022.

10.6	Global Amendment between Touchpoint Group Holdings Inc. and Mast Hill Fund, L. P. dated September 21, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2022

TOUCHPOINT GROUP HOLDINGS INC.

By:	/s/ Martin Ward
Mark Ward, Chief Financial Officer